Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of MFS High Income Municipal Trust

In planning and performing our audit of the financial statements of MFS High Income Municipal Trust (the Fund) as of and for the year ended November 30, 2007,

 in  accordance  with the standards of
the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities,

 as a basis for  designing our auditing
procedures  for the  purpose  of  expressing  our  opinion  on the  financial statements  and to  comply  with the
requirements  of Form N-SAR,  but not for the purpose of expressing an opinion on the  effectiveness  of the Funds
internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with  generally  accepted  accounting
principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the  transactions
and dispositions of the assets of the company;  (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with  generally  accepted  accounting
principles,  and  that  receipts  and  expenditures  of  the  company  are being  made  only  in  accordance  with
authorizations  of  management  and  directors  of the  company;  and (3)
 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because  of its  inherent  limitations,  internal  control  over  financial reporting  may not  prevent  or detect
misstatements.  Also,  projections  of any  evaluation of  effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing thei assigned  functions,  to prevent or
detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies,  in
internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our  consideration  of the Fund's internal control over financial  reporting was for the limited purpose  described
in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the  Funds  internal  control  over
financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of November 30, 2007.

This report is intended  solely for the  information  and use of  management and the Board of Trustees of MFS High
Income Municipal Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                               Ernst & Young LLP

Boston, Massachusetts
January 16, 2008